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                                                                      EXHIBIT 23



                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant
                               1582 Tulita Drive
                              Las Vegas, NV 89123
                                  702-361-8414




To Whom It May Concern:                                            July 14, 2000

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of July 14, 2000, on the Financial Statements of KEYSTONE VENTURES, INC., as of June 30, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/  BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant